[LOGO -- GREEN]

25 Green Mountain Drive
P.O. Box 850
South Burlington, Vermont 05402

April 12, 1995
To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Green Mountain Power Corporation, which will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 18, 1995, at 10:00 a.m., EDST. The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted on at the Meeting.

For your convenience, a map showing the location of the corporate headquarters is printed on the reverse side of this letter.

Regardless of the number of shares you own, it is important that your shares be represented at the Meeting. We hope that you will be able to attend personally and urge you to do so if it is at all possible. In any event, we ask that you sign and complete the enclosed proxy and return it to us promptly. If you are able to attend the Meeting, you may revoke the proxy at that time and vote your shares personally. If for any reason you are not able to attend the Meeting, your signed proxy will assure proper representation of your ownership interests in Green Mountain Power Corporation.

This year, in addition to electing the Board of Directors, you are being asked to approve an amendment to the Company's By-laws which provides for the division of the Board of Directors into three classes wherein the terms of office would result in the election of one-third of the Directors each year. If approved, election of the classified Board of Directors will begin with this Annual Meeting. You are also being asked to approve the Compensation Program for Officers and Certain Key Management Personnel that was adopted by the Board of Directors.

We urge you to read the accompanying materials carefully before voting on the matters to be considered at the Meeting. These matters have been given thorough consideration by your Board of Directors. They are of importance to the well-being of your Company, and the Directors recommend that you vote in favor of each of the items on which a vote is requested from you on the proxy. Affirmative vote of a majority of the shares outstanding is required to effectuate these proposals.

Commencing at 9:00 a.m., prior to the Meeting, refreshments will be served. You are encouraged to arrive in sufficient time to complete registration before the Meeting convenes at 10:00 a.m. Following the Meeting, you are invited to attend a picnic lunch to be served on the lawn at the headquarters building.

To help us to plan for the Meeting and lunch, we would appreciate your completing the enclosed reply card and returning it to us.

Thank you for your continued interest in the Company.

Sincerely,
Douglas G. Hyde
President and
Chief Executive Officer


MAP


[LOGO -- BLACK]

25 Green Mountain Drive
P.O. Box 850
South Burlington, Vermont 05402

NOTICE OF MEETING

To the Shareholders of
  Green Mountain Power Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of Green Mountain Power Corporation will be held at the headquarters building, 25 Green Mountain Drive, South Burlington, Vermont, on Thursday, May 18, 1995, at 10:00 o'clock in the forenoon (Eastern Daylight Savings
Time), for the following purposes:

Item 1. To approve an amendment to the By-laws regarding classification of the Board of Directors;

Item  2.    To elect a Board of Directors;

Item 3. To approve the Compensation Program for Officers and Certain Key Management Personnel; and

Item 4. To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof;

all as set forth in the Proxy Statement accompanying this notice.

Only holders of record of Common Stock as shown on the stock transfer books of the Company at the close of business on March 30, 1995, will be entitled to vote at the Meeting or any adjournments thereof.


By Order of the Board of Directors,
DONNA S. LAFFAN
Secretary

Date: April 12, 1995


IMPORTANT

If you cannot be present and desire to have your stock voted at the Meeting, please MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY in the envelope provided.




PROXY STATEMENT



GREEN MOUNTAIN POWER CORPORATION
25 Green Mountain Drive
P.O. Box 850
South Burlington, Vermont 05402




ANNUAL MEETING OF SHAREHOLDERS
May 18, 1995



April 12, 1995


PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of the Board of Directors of Green Mountain Power Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 18, 1995, and at any and all adjournments thereof. This proxy statement and the accompanying form of proxy are being sent to the shareholders on or about April 12, 1995.

The cost of soliciting proxies by the Board of Directors will be borne by the Company, including the charges and expenses of brokers and others for sending proxy material to beneficial owners of Common Stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor. The Company has retained Morrow & Co. to assist in the solicitation of proxies at an estimated cost of $15,000, plus reim-bursement of reasonable out-of-pocket expenses.

Shareholders who execute proxies retain the right to revoke them by notifying the Corporate Secretary by mail at the above address or in person at the Annual Meeting before they are voted. A proxy in the accompanying form when it is returned properly executed will be voted at the Annual Meeting in accordance with the instructions given, and if no instructions are given, the proxy will be voted in accordance with the recommendation of the Board of Directors.

STOCK OUTSTANDING AND VOTING RIGHTS

On March 30, 1995, the record date for the Annual Meeting, the Company had outstanding _,___,___ shares of Common Stock (excluding 15,856 of such shares held by the Company as Treasury Stock), which is the only class of stock entitled to vote at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held.

The affirmative vote by the holders of a majority of the shares represented at the Annual Meeting is required for the amendment to the By-laws regarding the reclassification of the Board of Directors (Item 1 herein) (the "Board Classification Amendment"), the election of directors (Item 2 herein), and the approval of the Compensation Program for Officers and Certain Key Management Personnel (Item 3 herein).

Abstentions and broker non-votes (when shares are represented at the Annual Meeting by a proxy specifically conferring only limited authority to vote on particular matters) will not be counted as votes in favor of
Item 1, Item 2 or Item 3 herein.

The shares of Common Stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of Common Stock will be voted FOR the Board Classification Amendment (Item 1 herein), FOR the election of nominees for Directors (Item 2 herein), and FOR the Compensation Program for Officers and Certain Key Management Personnel (Item 3 herein). The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

To the knowledge of the Company, no person owned beneficially more than 5% of the outstanding Common Stock of the Company on March 30, 1995.

The following table sets forth, as of January 31, 1995, information relating to the ownership of the Company's Common Stock by each nominee for Director, by each of the Executive Officers named in the Summary Compensation Table and by all Directors and Executive Officers as a group.


                                            Common Stock
                                         Beneficially Owned
                                                  (1)
           Robert E. Boardman                1,328
           Nordahl L. Brue                   2,892   (2)
           William H. Bruett                 1,500
           Merrill O. Burns                  1,673
           Lorraine E. Chickering              150
           John V. Cleary                    2,120
           Richard I. Fricke                 2,900   (3)
           Douglas G. Hyde                   6,114   (4)
           Euclid A. Irving                    342
           Martin L. Johnson                 1,089
           Ruth W. Page                      1,100   (5)
           Thomas P. Salmon                  1,044
           Christopher L. Dutton             1,564   (6)
           Edwin M. Norse                      961
           A. Norman Terreri                 2,784   (7)
           Stephen C. Terry                  1,400   (8)

           All Directors and Executive      37,395
           Officers as a group (26 persons)

(1) Each listed individual exercises sole voting and investment power over all of the shares of Common Stock beneficially owned, except as noted herein below. As of January 31, 1995, no Director, nominee or listed Executive Officer owned beneficially as much as 1% of the Company's outstanding Common Stock.

(2) Mr. Brue owns 2,755 of these shares directly. The remaining 137 shares are owned by Mr. Brue's children for whom Mr. Brue serves as custodian; Mr. Brue disclaims any other beneficial interest in the 137 shares owned by his children.

(3) Mr. Fricke owns 2,500 of these shares directly. His wife owns the remaining 400 of these shares; Mr. Fricke disclaims any other beneficial interest in the 400 shares owned by his wife.

(4) Mr. Hyde owns 5,714 of these directly. His wife owns the remaining 400 of these shares; Mr. Hyde disclaims any other beneficial interest in the 400 shares owned by his wife.

(5) Mrs. Page owns 900 of these shares directly. Her husband owns the remaining 200 of these shares; Mrs. Page disclaims any other beneficial interest in the 200 shares owned by her husband.

(6) Mr. Dutton owns 1,498 of these shares directly. The remaining 66 are owned by Mr. Dutton's children for whom Mr. Dutton's wife serves as custodian; Mr. Dutton disclaims any other beneficial interest in the 66 shares owned by his children.

(7) Mr. Terreri owns 2,439 of these shares directly. His wife owns the remaining 345 of these shares; Mr. Terreri disclaims any other beneficial interest in the 345 shares owned by his wife.

(8) Mr. Terry owns 1,370 of these shares directly. His wife owns the remaining 30 of these shares; Mr. Terry disclaims any other beneficial interest in the 30 shares owned by his wife.

As of January 31, 1995, all Directors and Executive Officers of the Company as a group (consisting of 26 persons) beneficially owned an aggregate of 37,395 shares (or approximately 0.8% of the outstanding shares) of Common Stock.


ITEM 1.  PROPOSED  BOARD CLASSIFICATION AMENDMENT

To enhance continuity and stability of the Board of Directors and the policies formulated by the Board, the Board has unanimously approved and is proposing an amendment to the By-laws, as amended, to provide for classification of the Board of Directors. The Board Classification Amendment will divide the Board of Directors into three classes, as nearly equal in number as possible. After a transitional arrangement, directors will serve for three years, with one class being elected each year.

In the opinion of the Board of Directors, the Board Classification Amendment is desirable to help ensure stability and continuity in the management of the Company's business and affairs. Although there have been no problems with respect to stability or continuity of the Board of Directors in the past, the Board believes that the longer time required to elect a majority of a classified board will help to prevent the occurrence of such problems in the future. The Board of Directors also believes that the proposed amendment is desirable to help discourage hostile attempts to take control of the Company.

Potential Effects of the Provisions
The provisions for classification of Directors will apply in all years, even when no takeover or proxy contest is being proposed or when no change in control has occurred. Change in the composition of the whole Board would take up to three years and change of a majority of the Directors would require two successive annual meetings. Therefore, the Board Classification Amendment could make more difficult or discourage a merger, tender offer, proxy contest or the assumption of control by a holder of a substantial block of the Company stock or the removal of the incumbent Board, irrespective of whether such action might be perceived by shareholders holding a majority of the voting power to be beneficial to the Company and its shareholders. The Board Classification Amendment could also discourage a third party from acquiring a substantial block of stock in the first instance, with a view to a subsequent bid for control of the Company, irrespective of whether an initial acquisition might be viewed as beneficial to the Company and its shareholders. Thus, shareholders might not have the opportunity to dispose of their shares at a price which may be substantially higher than the prevailing market price. To the extent that the Board Classification Amendment delays a change in control of the Board, the position of current management may be strengthened, thereby assisting management personnel in retaining their positions, even when the only reason for the change is the performance of the directors.

At the 1987 annual meeting, shareholders approved "anti-takeover" amendments to the Company's Articles of Association. In essence, the amendments provide as follows:

o The Company may not, without special shareholder approval, pay a premium price for any shares held by a substantial shareholder (5% or more of the outstanding shares) for less than two years. This provision is designed to discourage "greenmail", a practice in which a corporate "raider" would buy a large number of shares of stock and then threaten to disrupt the Company's business unless the Company repurchased the shares at a premium.

o The "fair-price" provision requires a special shareholder approval for any merger or business combination between the Company and a substantial shareholder that has not been approved by the board of directors. In addition, such a merger or business combination must satisfy certain minimum price provisions and must ensure that all shareholders receive the same price for the shares purchased in the merger or business combination.

o The board of directors, in evaluating any proposed merger, would be required to consider other factors in addition to the current market value of the stock. Under the "business judgment" provision, factors that must be considered by the directors in evaluating a merger include the impact of the transaction on customers, suppliers, employees, and the community served by the Company. The directors must also consider the future market potential of the Company.

The provisions are intended to give the board of directors the time needed to consider carefully the merits of a takeover proposal and some additional bargaining leverage in negotiating with a takeover proponent.

The Board of Directors of the Company has carefully considered the potential adverse effects of the Board Classification Amendment, and has unanimously concluded that any risk of such consequences is substantially outweighed by the increased protection which the Board Classification Amendment will afford the Company and its shareholders, employees and ratepayers.

The Board Classification Amendment requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS ITEM 1.

ITEM 2.  NOMINEES FOR ELECTION AS DIRECTOR

The shares of Common Stock represented by the proxies that are executed and returned in the accompanying form will be voted at the Annual Meeting (unless authority is withheld) to elect as Directors the nominees listed below to serve until the next Annual Meeting of Shareholders (except as described below with respect to the Board Classification Amendment) and until their successors shall have been elected and qualified. Should any of the nominees become unavailable for election for any reason, the proxies will be voted for the election of such other person or persons as may be designated by the Board of Directors.

The Board of Directors of the Company is currently composed of twelve members. All of the current Directors have been nominated for re-election at this meeting of shareholders. If the Board Classification Amendment is approved by shareholders and each of the nominees is elected, William H. Bruett, Richard I. Fricke, Martin L. Johnson and Thomas P. Salmon will be elected for an initial term expiring at the 1996 Annual Meeting (Class I); Robert E. Boardman, Merrill O. Burns, Douglas G. Hyde and Ruth W. Page will be elected for an initial term expiring at the 1997 Annual Meeting (Class II); and Nordahl L. Brue, Lorraine E. Chickering, John V. Cleary and Euclid A. Irving will be elected for an initial term expiring at the 1998 Annual Meeting (Class III); and in all cases until their respective successors have been duly elected and qualified. If the Board Classification Amendment is not approved, all nominees elected as Directors will serve until the 1996 Annual Meeting and until their respective successors have been duly elected and qualified.



NOMINEES FOR DIRECTOR

                      Business Experience for the Past Five          Director
    Name                  Years and Other Information (Age)           Since
    ____                _____________________________________        ________
Class I (*)            Nominees whose terms will expire in 1996.

William H. Bruett   Senior Vice President, Group Product Manager of    1986
(A)(B)(C)(D)        PaineWebber, Inc.; Director of PaineWebber Trust
                    Co. and Chairman of PaineWebber International
                    Bank Ltd., London, subsidiaries of PaineWebber
                    Group, Inc., since 1990; President, Chief
                    Executive Officer and Director of Chittenden
                    Corporation and of Chittenden Trust Company
                    from 1984 to 1990.  (51)

Richard I. Fricke   Director Emeritus of National Life Insurance       1984
(A)(B)(D)           Company; Director of Sentinel Group Funds,
                    Inc. and of Sentinel Pennsylvania Tax-Free
                    Fund, Inc.; President and Chief Executive
                    Officer of the Bank of Vermont from 1987 to
                    1989; Retired Chairman of the Board and
                    Chief Executive Officer of National Life
                    Insurance Company; Fellow of the American Bar
                    Foundation; Member of the Board of Overseers,
                    Middlebury College, of the Cornell University
                    Council and of the Cornell Law School
                    Advisory Council.  (73)

Martin L. Johnson   President of The Johnson Company (environmental    1991
(B)(C)(F)           and engineering consultants) since 1978;
                    Secretary of the State of Vermont Agency of
                    Environmental Conservation from 1973 to 1978.
                    (67)

Thomas P. Salmon    Chairman of the Board of the Company since 1983;   1978
(A)(C)(D)(E)        President of the University of Vermont since
                    February 4, 1993; Interim President of the
                    University of Vermont from 1991 to 1993; On leave
                    from Salmon and Nostrand, Attorneys, Bellows Falls,
                    Vermont; Governor of the State of Vermont from
                    1973 to 1977; Director of Vermont Electric Power
                    Company, Inc., of National Life Insurance Company,
                    of Union Mutual Insurance Company and of BankNorth
                    Group, Inc.  (62)

Class II (*)        Nominees whose terms will expire in 1997.

Robert E. Boardman  Chairman of Hickok and Boardman, Inc               1974
(D)                 (insurance agency); President of Hickok &
                    Boardman Realty, Inc.; Director of Bank of
                    Vermont, of National Life Insurance Company
                    and of Mount Mansfield Corporation (recreation);
                    Trustee of Lake Champlain Maritime Museum.  (62)

Merrill O. Burns    Senior Vice President and Executive Corporate      1988
(A)(B)(D)           Development Officer, BankAmerica Corporation
                    since 1991; President and Managing Director of
                    BankAmerica International from 1988 to 1991.
                    (48)

Douglas G. Hyde     President, Chief Executive Officer and Chairman     1986
(A)(C)(E)           of the Executive Committee of the Company since
                    1993; Executive Vice President and Chief Operating
                    Officer of the Company from 1989 to 1993; Executive
                    Vice President from 1986 to 1989; Director of
                    Vermont Yankee Nuclear Power Corporation, of Vermont
                    Electric Power Company, Inc., of Edison Electric
                    Institute, of Associated Edison Illuminating
                    Companies, of Vermont Business Roundtable, and
                    of the Howard Bank; Member of the Board of Trustees
                    of Fletcher Allen Health Care.  (52)

Ruth W. Page        Writer, Editor and Radio Commentator; past         1985
(B)(C)              member of the Northeast Energy Council of the
                    United States Department of Energy.  (74)

Class III (*)       Nominees whose terms will expire in 1998.

Nordahl L. Brue     Chairman of Bruegger's Corporation  (quick-service  1992
(C)(E)              restaurants); Chairman of Executive Committee
                    of Franklin County Cheese and Frank Hahn, Inc.
                    (dairy manufacturing and distribution business);
                    Principal of Champlain Management Services, Inc.
                    (real estate development and management enterprises);
                    Director of BankNorth Group, Inc.; Stockholder,
                    Sheehey Brue Gray & Furlong,  P.C., Attorneys,
                    Burlington, Vermont; Director and Officer of the
                    Vermont Business Roundtable; Member of the
                    Governor's Council of Economic Advisors.  (50)

Lorraine E.         President of Public and Operator Services of        1994
Chickering          Bell Atlantic Corporation since 1993; Vice
(B)(D)              President, Quality, 1993; Vice President,
                    Operations and Engineering of Chesapeake and
                    Potomac Telephone Company, a subsidiary of Bell
                    Atlantic Corporation, from 1991 to 1993;
                    Assistant Vice President, Marketing Operations
                    of Bell Atlantic Corporation from 1989 to 1991.
                    (44)

John V. Cleary      Retired Chief Executive Officer and President of    1980
(A)(C)(E)           the Company; Chief Executive Officer, President
                    and Chairman of the Executive Committee of the
                    Company from 1983 to 1993.  (66)

Euclid A. Irving    Partner, Paul, Hastings, Janofsky & Walker,         1993
(B)(D)(E)(F)        Attorneys, New York, New York, since 1990;
                    Partner, Mudge Rose Guthrie Alexander & Ferdon,
                    Attorneys, New York, New York from 1984 to 1990.
                    (42)


(A) Member of Executive Committee
(B) Member of Audit Committee
(C) Member of Nominating Committee
(D) Member of Compensation Committee
(E) Member of Special Issues Committee
(F) Member of Subsidiaries Oversight Committee
(*) Classification assumes that the amendment to the By-laws is approved and becomes effective before the Annual Meeting is adjourned and proxies are voted in accordance with Item 1 of the Proxy card.

BOARD COMPENSATION, OTHER RELATIONSHIPS,
MEETINGS AND COMMITTEES

Compensation and Other Relationships
During 1994, each Director of the Company, except the President earned an annual fee of $9,500 for service as a Director. In addition to the annual fee, the Chairman of the Board earned $22,500 for service as Chairman of the Board in 1994. The President was not paid any fees for service as a Director. The Chairmen of the Audit, Compensation, Nominating and Special Issues Committees earned annual fees of $2,500 each for service in such capacity. The President, who is Chairman of the Executive Committee, was not paid any fee for service in such capacity. For attendance at meetings of the Board of Directors and of all committees of the Board, Directors other than the President earned $650 for each meeting attended in person (plus $350 for any meeting that occurred on the same day as another meeting) and $350 for participation by means of conference telephone. Travel and lodging expenses incurred by Directors attending Board or committee meetings are paid by the Company. The Company also maintains a Deferred Compensation Plan for Directors pursuant to which Directors may defer receipt of all or part of the fees otherwise payable to them for service as Directors.

Mr. Nordahl L. Brue, a Director of the Company, is a stockholder in the law firm of Sheehey Brue Gray & Furlong, P.C. In prior years, the Company has retained the services of Sheehey Brue Gray & Furlong, P.C. as special counsel and has retained Sheehey Brue Gray & Furlong, P.C. to represent the Company in certain matters during 1995. The Company paid Sheehey Brue Gray & Furlong, P.C. $264,372 for legal services rendered in 1994.

Mr. Martin L. Johnson, a Director of the Company, is the President of The Johnson Company, an environmental and engineering consulting firm. In 1994, the Company retained the services of The Johnson Company to assist with environmental matters and has retained The Johnson Company to provide expert advice and analysis regarding these matters in 1995. The Company paid The Johnson Company $801,570 for services rendered in 1994.

Meetings
During 1994, the Board of Directors held seven regular meetings and one special meeting, which was held by conference telephone. During such year, no Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which such Director served.

Committees
The committees of the Board of Directors include an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee, a Special Issues Committee and a Subsidiaries Oversight Committee, the members of which are identified on the foregoing table.

The Executive Committee is vested with the powers of the Board of Directors in the management of the current and ordinary business of the Company, except as otherwise provided by law. During 1994, the Executive Committee held one meeting.

The Audit Committee (1) annually recommends to the Board of Directors the appointment of independent public accountants of the Company, (2) reviews the scope of audits and (3) receives, reviews and takes action deemed appropriate with respect to audit reports submitted and other audit matters. The Audit Committee met twice during 1994; one of such meetings was held by conference telephone.

The function of the Nominating Committee is to recommend to the Board of Directors persons selected by the Committee for nomination to the Board of Directors. The Committee also reviews the Company's organizational plans and activities to assure the development and continuity of management leadership. This Committee met twice during 1994; one of such meetings was held by conference telephone. The Nominating Committee will consider nominees recommended by shareholders. The names of any such nominees should be forwarded to the Corporate Secretary, Green Mountain Power Corporation, 25 Green Mountain Drive, P.O. Box 850, South Burlington, Vermont 05402, who will submit them to the Nominating Committee for its consideration.

The Compensation Committee is charged with the responsibility of reviewing and making recommendations to the Board of Directors regarding the annual salaries of Officers and incentive awards of Officers and key management personnel of the Company, recommending to the Board any needed revisions to the compensation of Officers and of otherwise assisting the Board in discharging its responsibilities in connection with the compensation of Officers. The Compensation Committee met five times during 1994; one of such meetings was held by conference telephone.

The Special Issues Committee addresses unusual, extraordinary or miscellaneous issues that confront the Company from time to time. The Special Issues Committee met three times during 1994.

The Subsidiaries Oversight Committee, a newly formed committee of the Board, will oversee the non-utility operations of the Company. The Committee did not meet during 1994.


ITEM 3.  COMPENSATION PROGRAM FOR OFFICERS AND
CERTAIN KEY MANAGEMENT PERSONNEL

The Board of Directors has adopted a Compensation Program for Officers and Certain Key Management Personnel (the "Compensation Program" or the "Program"). The Company is now seeking approval of the Program from Shareholders. The Program document is set forth in Appendix B hereto.

The Compensation Program is intended to ensure that total compensation, composed of base and variable compensation components, is competitive in the marketplace and promotes the Company's strategic objectives. More specifically, the purposes of the Compensation Program are to: ensure that base compensation compares favorably with regard to organizations competing for similar talent; provide an opportunity for officers and other key management personnel to share in the success of the Company by linking a portion of compensation (variable compensation) to corporate performance results; encourage a longer-term view by paying part of an earned variable compensation award in common stock that is subject to five-year restriction and forfeiture provisions; and foster and reinforce teamwork among officers and other key management personnel.

The Company is asking Shareholders to approve the Compensation Program, for which a reserve of 50,000 shares of the Common Stock of the Company from the authorized but unissued shares that have been previously approved by shareholders will be established.

Eligibility
Participants in the program are the senior officers of the Company and other key management personnel who are in positions to make a substantial contribution to the management, growth and success of the Company and have been designated by the Board of Directors as eligible. At present, 16 persons are eligible to participate in the Compensation Program. The Board of Directors has the power to otherwise modify the eligibility requirements of the Compensation Program. The eligible participants are listed in Appendix I to the Program document (see Appendix B hereto).

Program Administration
The program will be administered by the Chief Executive Officer ("CEO") with the approval of the Compensation Committee. The Compensation Committee will review the operation of the program no less frequently than annually and, as it deems necessary, recommend appropriate actions to the Board of Directors. The Board of Directors will have the full power and authority to: interpret the program; designate the participants; act on the CEO's recommendations; amend or terminate the Program, subject to required shareholder and regulatory approval; and approve the CEO's base and variable compensation.

Compensation Components
Under the Program, base salaries are intended to provide a competitive rate of fixed compensation. Base salary levels will be assessed by compiling and analyzing salary information from various published survey sources on an annual basis, and are intended to be managed to the market average (in any event, within a plus or minus 10% range around the market average) as determined from the survey analysis. Actual base compensation within the market range will depend on internal equity, overall scope of responsibilities of the position, recruitment needs, and significant individual performance variations.

The variable compensation component of the Program will tie compensation directly to the achievement of key corporate-wide objectives. Awards earned will be paid in cash, stock grants, and restricted stock (The Company will impose two restrictions of a five year duration: no transferability and forfeiture of the stock upon termination of employment with the Company, except for retirement, death or disability). The stock award provisions are effective only upon shareholder and other required regulatory approval.

Opportunities for variable compensation awards for officers or key management employees will vary depending upon the "band" in which they fall --Band A, B or C -- such "bands" signifying differences in the nature of the positions and their impact on the organization. At present, sixteen persons are eligible to participate in the Program; two in Band A, five in Band B and nine in Band C. The Board of Directors is authorized to increase or decrease the size of each band. Depending on the extent to which the Company's objectives are met or exceeded on appropriate performance measures, the awards can range from a threshold of 12.5% to a maximum of 75% of base salary. The award delivery feature is intended to motivate officers and other key management employees toward the annual attainment of critical corporate objectives consistent with the need to manage the Company to achieve longer-term success.

Appropriate corporate performance measures and the performance objectives associated with them will be determined annually but are expected to remain in substantially the same form year-to-year. The performance measures will be weighted to reflect the Company's strategic plan and the impact each organization band/officer position has on performance; the extent to which variable compensation is paid will be a function of the Company's performance against the objectives on each of the performance measures. The performance measures, their weighting and the performance objectives for the first year of the Program, 1994, are set forth in Appendix II to the Program document.

After the close of each year, the Compensation Committee, with input from the CEO, will ascertain the degree to which these performance objectives were accomplished to determine if variable awards are to be paid. If the threshold level of performance is not met, an award will not be paid with respect to that specific performance measure.

In addition, the program incorporates a circuit breaker to protect shareholder investment. The circuit breaker ensures that awards will not be paid unless earnings, after subtracting the variable awards, are greater than dividends paid in the year for which variable compensation is to be awarded.

Participants must be employed on the date the award is paid in order to receive an award unless the participant has retired, is disabled or is deceased, or the Compensation Committee determines that the circumstances under which the participant terminated employment warrant special consideration.

The Company presently is seeking regulatory approvals to reserve for issuance and to use 50,000 shares of common stock for awards in the Program. The 50,000 shares are expected to be used over the course of five years. At the Compensation Committee's discretion, participants may be granted Restricted Shares, Stock Grants or any combination of these provided that the combined total numbers of shares granted does not exceed the overall share authorization described above.

Restricted Shares that are forfeited in accordance with the Program shall again be available for award under the Program.

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under the Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by Restricted Shares outstanding. In the event of any other changes affecting the Common Stock reserved under the Program, such adjustments, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

Effective Dates
The Program, except for the stock award provisions, became effective as of January 1, 1994. The stock award provisions of the Program will become effective upon approval by shareholders of the Company and approval of the issuance of shares by the Vermont Public Service Board. The Program and all outstanding awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been canceled.

The Board of Directors believes that the Program is designed to improve the performance of the Company and to serve the best interest of the shareholders. By encouraging ownership of the Company's stock among those who play significant roles in the Company's success, implementation of the Program will more closely align the interests of Executive Officers and key management employees with those of its shareholders. The Program will also have a positive effect on the Company's ability to attract, motivate and retain employees of outstanding leadership and management ability.

The affirmative vote of a majority of the outstanding shares is required for the approval of the Compensation Program for Officers and Certain Key Management Personnel.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THIS ITEM 3.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation earned by the Executive Officers named in the table (the "Named Executive Officers") for services rendered to the Company during fiscal years 1994, 1993 and 1992.

SUMMARY COMPENSATION TABLE

   Name and Principal                    Annual Compensation(1)     All Other
        Position           Year     Salary   Incentive   Other    Compensation
                                                (2)       (3)          (4)

Douglas G. Hyde            1994    $206,468   $   ---   $21,337       $6,141
  President and Chief      1993    $179,243   $     0   $     0       $5,681
  Executive Officer        1992    $149,046   $37,200   $     0       $4,434

A. Norman Terreri          1994    $153,839   $   ---   $20,837       $4,192
  Executive Vice           1993    $144,023   $     0   $     0       $5,207
  President and Chief      1992    $135,600   $29,800   $     0       $4,509
  Operating Officer

Edwin M. Norse             1994    $120,247   $   ---   $20,837       $4,192
  Vice President and       1993    $110,373   $     0   $     0       $3,679
  General Manager, Energy  1992    $106,508   $21,300   $     0       $3,098
  Resources and Sales

Christopher L. Dutton      1994    $112,102   $   ---   $20,837       $3,543
  Vice President, Finance  1993    $103,268   $     0   $     0       $3,351
  and Administration,      1992    $ 98,481   $19,700   $     0       $2,796
  Chief Financial Officer
  and Treasurer

Stephen C. Terry           1994    $103,717   $   ---   $21,337       $3,731
  Vice President and       1993    $ 94,814   $     0   $     0       $3,040
  General Manager, Retail  1992    $ 91,092   $18,200   $     0       $2,598
  Energy Services


1 Amounts shown include salary and incentive earned by the Executive Officers on the basis of the Company's operating results in 1992 and 1993, as well as amounts earned but deferred at the election of those officers. The amount of the incentive to be awarded for 1994 has not yet been determined.
2. Certain of the Company's officers, including the Named Executive Officers, were designated to participate in the Company's Management Incentive Plan, adopted in December 1985 and amended in December 1990. Annual awards could have amounted to a maximum of 10% to 30% of a participant's salary depending on such participant's position and certain corporate performance standards. Distributions to participants could have been made in three annual installments, depending on the amount of the award. The Management Incentive Plan as it applied to officers was superseded in 1994 by the Compensation Program for Officers and Certain Key Management Personnel. Payments made in the last three years under the Management Incentive Plan, based on the Company's and the participants' performance in those years, are set forth in the Incentive column of this Summary Compensation Table.
3 The total amounts shown in this column represent a one-time payment to each of the Named Executive Officers for purchase of their Company assigned vehicle in conjunction with the elimination of Company provided vehicles.
4 The total amounts shown in this column for the last fiscal year consist of the following:
   (i) Benefits attributable to Company-owned life insurance policy: Mr. Hyde $1,643, Mr. Terreri $1,601, Mr. Norse $584, Mr. Dutton $420, and
Mr. Terry $619.
   (ii) Company matching contributions to the Employee Savings and Investment Plan: Mr. Hyde $4,501 Mr. Terreri $3,610, Mr. Norse $3,608, Mr. Dutton $3,123, and Mr. Terry $3,112.

Variable Compensation Plan Awards for 1994 Performance
As of April 1995, the Compensation Committee of the Board of Directors has not determined the amounts of any incentive awards to be paid to the Named Executive Officers under the Compensation Program on the basis of 1994 operating results. See Compensation Committee Report.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Compensation Committee") is charged with the responsibility of reviewing and making recommendations to the Board of Directors regarding the annual salaries and incentive awards paid to the Executive Officers of the Company. The process involved in determining the executive compensation for fiscal 1994 is summarized below.

  o In March and April 1994, an independent compensation consultant compiled information regarding executive compensation from a number of nationwide surveys of similarly-sized utility companies and from surveys of other businesses. The companies in such surveys operate in the Northeast United States, or are of a similar size, or have other operating characteristics similar to the Company. The Compensation Committee believes these companies are representative of the Company's main competition for executive talent. Consequently, the compensation survey groups include companies that are different from the companies in the S&P Electric Companies Index and the S&P 500 Composite Index used for the Performance Graphs.

  o In April 1994, the consultant provided a report to the Compensation Committee recommending changes in salary ranges as well as salary increase percentages reflecting meritorious job performance and cost of living factors. The report discussed how marketplace data was used to prepare the recommendations. Through regression analysis, with adjustments to maintain internal equity, the market data were used to derive a salary range midpoint, which was the average for each Executive Officer position salary range. The recommended salary ranges were then established from these midpoints.

  o The competitive market data were reviewed with the Company's Chief Executive Officer for each Executive Officer position except that of the Chief Executive Officer. In addition, each position, except that of the Chief Executive Officer, was reviewed together with each Executive Officer's individual performance for 1993 and objectives for the year 1994. The Company's performance for 1993 and performance targets for 1994 were also reviewed.

  o Based on the foregoing, the Chief Executive Officer recommended to the Compensation Committee a base salary for each executive level position excluding the Chief Executive Officer.

  o The Compensation Committee reviewed the salary of the Chief Executive Officer and compared it to salaries paid to chief executives of utility companies of similar size and to other companies. After discussion, the Compensation Committee recommended a base salary, which was approved by the Board of Directors. Specifically, the Compensation Committee considered, among other factors, the following matters (in descending order of importance without any specific weight being assigned to any of such factors) in establishing the Chief Executive Officer's base salary: the Company's achievement in 1993 of the return on equity target set by the Vermont Public Service Board; the Company's continuing to have the lowest retail electricity rates among the major investor-owned utilities in New England; the Company's maintenance in 1993 of its standing as having the second highest credit rating among New England's investor-owned utilities;
and the continued favorable assessment of the Company by its customers in 1993 as reflected in an independent professional survey. These factors were also considered with respect to the Compensation Committee's deliberations on the base salaries for the other
Executive Officers. The base salary of the Chief Executive Officer in 1994 was within the second quartile of the base salary paid by the surveyed companies.

  o In May 1994, the Compensation Committee reviewed the consultant's recommendations, performance evaluations and survey data. After discussion, the Compensation Committee recommended a base salary which was approved by the Board of Directors.

  o In March 1994, the Compensation Committee considered the incentive awards to be made in 1994 to the Named Executive Officers listed in the Summary Compensation Table pursuant to the Management Incentive Plan, as amended, in light of the Company's performance in 1993. Because the Company's earned return on equity in 1993 did not materially exceed the minimum level of performance allowing for incentive awards to be made under the Management Incentive Plan, as amended, the Compensation Committee concluded that no incentive awards should be paid in 1994 to the Named Executive Officers on the basis of the Company's performance in 1993.

  o In April 1994, the Company reviewed its policy of providing Company-owned vehicles to several dozen employees, including the Named
Executive Officers. The Compensation Committee determined that it was appropriate to provide a one-time payment to the affected employees in light of the elimination of the Company-owned vehicle benefit. The one-time payment provided to the Named Executive
Officers is shown in the Summary Compensation Table.

  o In May 1994, the Compensation Committee presented its report and recommendations to the Board of Directors for approval.

  o In April 1995, the Compensation Committee will consider the base salaries and the variable awards that the Committee will recommend be paid to the Named Executive Officers as of May 1995. The recommendations of the Compensation Committee to the Board of Directors in this respect will be based on a new report by a compensation consultant, new market survey data, and the Company's goals and objectives.

  o A new Section 162(m) was added to the Internal Revenue Code when Congress enacted the Omnibus Budget Reconciliation Act of 1993 on August 10, 1993. The Company has reviewed its compensation policies with respect to executive officers and determined that Section 162(m) should have no impact on its executive compensation policies in 1994 because no executive officer will receive compensation in such year in excess of the $1 million threshold.

                Compensation Committee
     Robert E. Boardman           Richard I. Fricke
     William H. Bruett            Euclid A. Irving
     Merrill O. Burns, Chairman   Thomas P. Salmon
     Lorraine E. Chickering



PERFORMANCE GRAPHS

The following graphs compare the total return on investment (change in stock price plus reinvested dividends) performance of the Company with that of Duff & Phelps Electric Utility Index as calculated by Duff & Phelps, the S&P 500 Composite Index and the S&P Electric Companies Index calculated by Standard & Poor's Corporation. For this proxy statement and subsequent statements, the Company has elected to change the comparative peer group from the S&P Electric Companies Index to that of the Duff & Phelps Electric Utility Index. The Duff & Phelps Electric Utility Index is comprised of 89 electric utility companies. Company performance as compared to this index is used to determine a portion of awards under the Company's Compensation Program for Officers and key management personnel. The comparison of total return on investment for each of the periods assumes $100 was invested on December 31, 1989 (for the five-year graph) or December 31, 1984 (for the 10-year graph) in each of: the Company; the Duff & Phelps Electrics; the S&P 500 Composite Index; and the S&P Electric Companies Index. The performances of the compared investments on a total return basis are quite sensitive to the market price prevailing on the date when the periods that are depicted on the graphs begin.

Five-Year Comparison Of Return
Assuming Quarterly Reinvestment of Dividends

            1989     1990      1991      1992      1993      1994
GMP       $100.00   $93.09   $134.61   $159.45   $158.72   $154.55
D&P
Electrics $100.00   $99.10   $127.53   $138.40   $151.69   $135.37
S&P 500   $100.00   $96.81   $126.37   $135.92   $149.59   $151.55
S&P
Electric
Cos       $100.00  $102.61   $133.58   $141.43   $159.25   $138.44

Ten-Year Comparison Of Return
Assuming Quarterly Reinvestment of Dividends

         1984   1985   1986   1987   1988   1989   1990   1991   1992   1993   1994
GMP    $100.00  145.74 209.67 219.38 207.39 256.46 238.75 345.22 408.92 407.05 396.35
S&P
Elec.  $100.00  135.62 178.71 162.14 191.66 242.39 240.21 309.11 335.47 367.67 328.13
S&P
500    $100.00  131.64 156.23 164.43 191.65 252.32 244.27 318.85 342.95 377.45 382.40
S&P
Elec.
Cos    $100.00  126.46 162.68 150.41 176.91 235.60 241.75 314.81 333.21 375.19 326.16


PENSION PLAN INFORMATION

The following table shows annual pension benefits payable pursuant to the Company's Retirement Plan to all covered employees, including Executive Officers, upon retirement at age 65, in various compensation and years-of-service classifications, assuming the election of a retirement allowance payable as a life annuity. The retirement benefits in connection with the separate life insurance plan referred to below are in addition to those described in the following table.

PENSION PLAN TABLE

  Annual Average
       Base               Estimated Annual Retirement Benefits
 Compensation in          at Normal Retirement Age of 65 Years
  3 Consecutive                Credited Years of Service*
     Highest
  Paid Years Out
     of Last
     10 Years
    Preceding
    Retirement       15       20       25       30      35 & Over

    $ 75,000       16,155   21,540   26,925   32,310     37,695
    $100,000       22,155   29,540   36,925   44,310     51,695
    $125,000       28,155   37,540   46,925   56,310     65,695
    $150,000       34,155   45,540   56,925   68,310     79,695
    $200,000**     42,155   56,207   70,258   84,310     98,362

* Credited years of service (including service credited with other companies), as of December 31, 1994, for each of the following Executive Officers were as follows: D. G. Hyde 16.9 years; A. N. Terreri 32.5 years; E. M. Norse 24.6 years; C. L. Dutton 9.8 years; and S. C. Terry 8.8 years.
** Compensation cap for 1992 is $228,860; for 1993 is $235,840; and for 1994 is $150,000.

All employees, including Executive Officers of the Company are covered by the Company's Retirement Plan if they have been employed for more than a year. This Plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first of any month following the attainment of age 55, provided at least five years of credited service have been completed. For employees with at least 10 years of credited service, the accrued benefits are reduced as follows if retirement occurs prior to age 62:

     Age at Retirement            Reduction of Benefits
            61                              5%
            60                             10%
            59                             15%
            58                             20%
            57                             25%
            56                             32%
            55                             37%

For employees with less than 10 years of credited service who retire before age 65, benefits are actuarially reduced. If retirement occurs after age 62 and completion of at least 10 years of credited service, the full accrued benefit is payable. Retirement benefits are not subject to any deductions for Social Security or other offset amounts.

Retirement benefits are based on final average base compensation and length of service. Final average compensation is the average of the compensation (limited to base salary for Executive Officers, which is shown in the Salary column of the Summary Compensation Table for the Named Executive Officers, and straight-time payroll wages for other employees) for the three highest consecutive years out of the final 10 years of employment. Effective January 1, 1989, the normal retirement benefit is equal to 1.1% of the final average compensation up to covered compensation plus 1.6% of final average compensation over covered compensation multiplied by each year of credited service up to 35 years.

For 1994, the percentage which the cost to maintain the retirement fund bore to the total participant covered compensation equaled 4.6%.

Executive Officers and key management personnel of the Company, including the Named Executive Officers, participate in a separate life insurance plan. Under this separate plan, the Company has purchased life insurance on the lives of the Executive Officers and key management personnel to provide life insurance benefits to them in an amount equal to four times salary for the most senior Executive Officer (President and Chief Executive Officer), three times salary for the next most senior Executive Officers (Executive Vice President and Chief Operating Officer, and Vice Presidents) and two times salary for the third most senior Executive Officers and key management personnel (General Counsel, Assistant Vice Presidents, Assistant General Counsel, Assistant Treasurer, Controller and General Manager, Administrative Service). The plan also provides retirement and survivor's benefits for a period of fifteen years following retirement as a supplement to the Company's Retirement Plan in an amount equal to 44% of final salary for the most senior Executive Officer, 33% of final salary for the next most senior Executive Officers and 22% of final salary for the third most senior Executive Officers and key management personnel. Retirement benefits will be paid out of the Company's general assets. The life insurance benefits are designed so that the Company does not expect to incur any significant net expense in implementing this part of the plan. The retirement benefits are partially covered by the life insurance coverage obtained by the Company. These costs cannot be properly allocated or determined for any one plan participant because of the overall plan assumptions. The Company is recording the estimated cost of this plan on a current basis and will record as income life insurance benefits when they occur.

The Company has adopted a Deferred Compensation Plan pursuant to which Executive Officers and key management personnel may elect to defer a portion of their salaries. Amounts deferred are credited to a separate account for each participant. The balance in a participant's account will be paid to him or her or his or her beneficiary according to their election form.

The Company has entered into severance contracts with 15 of its Executive Officers and key management personnel, including the Named Executive Officers, under which the Company has certain obligations to each affected Executive Officer if there is a change in control of the Company (as defined below), and if the Executive Officer's employment is involuntarily terminated without cause or is voluntarily terminated by the Executive Officer with good reason (as defined below) within two years after such change in control. The severance contracts provide for payments of 2.99 times the base salaries of the affected Executive Officers, for continuation of health, medical and other insurance programs for such Executive Officers for twenty-four months after the termination of employment of such Executive Officers following a "change in control" of the Company and for payment of an amount equal to the actuarial value of up to twenty-four additional months of credited service under the Company's Retirement Plan after such termination. A "change in control of the Company" will be deemed to have occurred under the severance contracts when a person secures the beneficial ownership of 25% or more of the voting power of the Company's then outstanding securities, when there has been a new majority of members serving on the Board of Directors for two consecutive years or when the Company's shareholders approve a merger or consolidation of the Company with another corporation where the out-standing voting securities of the Company do not continue to represent at least 80% of the combined voting power of the Company or the surviving entity. Under the severance contracts, the Board of Directors has limited discretion to determine whether a change of control of the Company has, in fact, taken place. An Executive Officer may terminate his or her employment "with good reason" following a change in control if the Executive Officer is assigned duties inconsistent with his or her respon-sibilities before the change in control occurred, if the Company's headquarters are relocated more than 50 miles from the present location, if the Executive Officer is required to relocate more than 50 miles from his or her present location, if the Executive Officer's compensation or benefits are reduced or adversely affected (other than as part of an overall adjustment of executive compensation or benefits) or if the Company does not obtain an agreement from its successor to perform under the severance contracts.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors on November 14, 1994, appointed the firm of Arthur Andersen LLP to serve as independent certified public accountants for the calendar year 1995. The appointment was made upon the recommendation of the Audit Committee. Arthur Andersen LLP has served the Company in this capacity continuously since 1988. Representatives of the firm are expected to attend the Annual Meeting to make statements if they desire and to respond to appropriate questions.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

The Company's Directors and Executive Officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

Based solely on a review of those reports and written representations from the Directors and Executive Officers, the Company believes that during 1994 all requirements applicable to Directors and Executive Officers have been complied with.

1996 SHAREHOLDER PROPOSALS

A shareholder proposal must be received by the Secretary of the Company no later than December 15, 1995, to be included in the proxy materials for the Company's next Annual Meeting.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Shareholders refers to such other matters as may properly come before the Meeting, the only matters which the Management intends to present or knows will be presented at the Meeting are those matters set forth in the Notice of the Meeting. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event any additional matters should be presented at the Meeting.

By Order of the Board of Directors
Donna S. Laffan
Secretary
South Burlington, Vermont
April 12, 1995


This proxy will be voted as director or, in the basence of specific   / X / Please mark
directions, FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4       your votes as this

                   ______________     _______________________________________
                       COMMON               DIVIDEND REINVESTMENT SHARES


                                                               For    Against   Abstain
Item 1 -- To approve an amendment to the By-laws regarding    / X /    / X /     / X /
classification of the Board of Directors.  The Board of
Directors recommends a vote FOR this item.
                                                                     Withheld
                                                               For    For All
Item 2 -- Election of the following nominees as Directors:    / X /    / X /
Class I:  William H. Bruett, Richard I. Fricke, Martin L.
Johnson, Thomas P. Salmon; Class II:  Robert E. Boardman,
Merrill O. Burns, Douglas G. Hyde, Ruth W. Page; and
Class III:  Nordahl L. Brue, Lorraine E. Chickering, John V.
Cleary, Euclid A. Irving.
Withheld for the following nominee(s) only; print name(s)
______________________________
______________________________
                                                               For    Against   Abstain
Item 3 -- To approve the Compensation Program for Officers    / X /    / X /     / X /
and Certain Key Management Personnel.
The Board of Directors recommends a vote FOR this item.

Item 4 -- To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof.



Signature(s)  __________________________________________________  Date  ______________
NOTE:  Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Proxy

GREEN MOUNTAIN POWER CORPORATION
25 Green Mountain Drive
South Burlington, Vermont

	The undersigned hereby appoints Douglas G. Hyde, A. Norman Terreri and Donna S. Laffan as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Green Mountain Power Corporation held of record by the undersigned on March 30, 1995, at the Annual Meeting of Shareholders to be held on May 18, 1995, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Please date and sign on reverse side)


This Trustee will vote as director or, in the absence of specific     / X / Please mark
directions, FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4       your votes as this
GREEN MOUNTAIN POWER CORPORATOIN
ESIP
CONFIDENTIAL VOTING INSTRUCTIONS TO
CHITTENDEN CORPORATION
AS TRUSTEE UNDER THE GREEN MOUNTAIN POWER CORPORATION
ESIP PLAN
I hereby direct that the voting rights pertaining to shares of stock of Green Mountain Power
Corporation held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Shareholders of Green Mountain Power Corporation, to be held on May 18, 1995, and all adjournments thereof:
                                                               For    Against   Abstain
Item 1 -- To approve an amendment to the By-laws regarding    /   /    /   /     /   /
classification of the Board of Directors.  The Board of
Directors recommends a vote FOR this item.
                                                                     Withheld
                                                               For    For All
Item 2 -- Election of the following nominees as Directors:    /   /    /   /
Class I:  William H. Bruett, Richard I. Fricke, Martin L.
Johnson, Thomas P. Salmon; Class II:  Robert E. Boardman,
Merrill O. Burns, Douglas G. Hyde, Ruth W. Page; and
Class III:  Nordahl L. Brue, Lorraine E. Chickering, John V.
Cleary, Euclid A. Irving.
Withheld for the following nominee(s) only; print name(s)
__________________________    __________________________
                                                               For    Against   Abstain
Item 3 -- To approve the Compensation Program for Officers    /   /    /   /     /   /
and Certain Key Management Personnel.
The Board of Directors recommends a vote FOR this item.

Item 4 -- To vote on such other matters as may properly come before the Meeting and any and all adjournments thereof.
                                                 _________________________
                                                                    Date

                                                 _________________________
                                                          Signature of Participant


You are invited to join us on May 18, 1995 for Green Mountain Power Corporation's Annual Meeting of Shareholders. Each shareholder is welcome to bring a guest. Please complete and return this card ONLY IF YOU PLAN TO ATTEND. The return of this card is not required for attendance at the meeting, but will assist us in making appropriate arrangements for you and your guest.

(If you or your guest need special accommodations, please let us know.)

                                        (please check box)
                                  Meeting      Lunch

____________________________________    /  /          /  /
Your Name (Please Print)

____________________________________    /  /          /  /
Spouse (Please Print)

____________________________________    /  /          /  /
Guest (Please Print)

____________________________________    /  /          /  /
Guest (Please Print)

PLEASE RETURN BY MAY 5, 1995.  Thank you.


                                                  No Postage
                                                   Necessary
                                                   If Mailed
                                                    In The
                                                 United States

BUSINESS REPLY MAIL
FIRST CLASS MAIL      PERMIT NO. 286      BURLINGTON, VT

Postage will be paid by addressee

BONNIE V. FAIRBANKS
GREEN MOUNTAIN POWER CORPORATION
P. O. BOX 850
BURLINGTON VT 05402-0850